UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: February 12, 2016
(Date of earliest event reported)

A. M. CASTLE & CO.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Kensington Road, Suite 220 Oak Brook, IL 60523
(Address of principal executive offices)

Registrant's telephone number including area code: (847) 455-7111

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention Agreement between Total Plastics, Inc. and Thomas L. Garrett (“STIP”)

Effective as of February 12, 2016 (the “Effective Date”), the Human Resources Committee of the Board of Directors of A.M. Castle & Co. (the “Company”) approved a Retention Agreement between the Company’s Total Plastics, Inc. subsidiary (“TPI”) and Thomas L. Garrett, Vice President of the Company and President of TPI (the “Agreement”). The Agreement provides payments and benefits to Mr. Garrett in the event of the closing of a transaction or series of transactions in which all or substantially of the assets or common stock of TPI are sold, transferred, or otherwise disposed of (“Sale of TPI”) before the first anniversary of the Effective Date (the “Expiration Date”).

The Agreement requires that it be assumed by any entity into which TPI is merged or that purchases substantially all of the stock or assets of TPI (a “Successor”). If the Company or TPI were to execute a binding agreement before the Expiration Date to enter into a transaction that, when consummated, would be a Sale of TPI, the Expiration Date would be extended by 60 days, with respect to the transaction contemplated by that binding agreement.

The Agreement provides for a Retention Bonus to Mr. Garrett equal to 75% of his annualized base salary with the Company, payable within 30 days following the Sale of TPI, provided that he has remained employed by the Company or an affiliate until the Sale of TPI (or his employment is terminated without Cause or for Good Reason before a Sale of TPI). “Cause” and “Good Reason” have the same definitions as in Mr. Garrett’s Severance Agreement dated December 22, 2010, and his Change in Control Agreement dated September 15, 2010.

The Agreement also provides for payment of a so-called Enterprise Value Escalator if the gross sale price at closing of the Sale of TPI exceeds the target price established by the Board (the “Target Price”), the Company will pay Mr. Garrett a lump sum cash amount equal to $1.25 for every $100 in excess of the Target Price, realized on the Sale of TPI, provided that Mr. Garrett has remained employed by TPI or a Successor (or an affiliate of either of them), for at 180 days following the Sale of TPI (or his employment is terminated without Cause or for Good Reason after the Sale of TPI, but before 180 days following the Sale of TPI).

The Agreement also provides for severance benefits if Mr. Garrett’s employment is terminated within 24 months following the Sale of TPI other than by TPI or a Successor for a reason other than Cause or by him for Good Reason. The severance benefit would be equal to the sum of (i) 1.5 times Mr. Garrett’s annualized base salary, and (ii) the grossed-up cost of 18 months of COBRA health insurance continuation coverage at the level of coverage Mr. Garrett had elected prior to his termination, payable within 30 days following his termination. Any severance benefits would be reduced by base salary amounts and COBRA benefits paid under Mr. Garrett’s Severance Agreement or his Change in Control Agreement. The Agreement requires Mr. Garrett to sign a release of all claims against the Company and TPI in order to receive severance benefits.

The Agreement also provides for a $100,000 cash payment to Mr. Garrett in lieu of and not in addition to any bonus or amount payable under the Company’s 2015 Short-Term Incentive Plan on the earlier of April 1, 2016 or the Sale of TPI provided that Mr. Garrett has remained continuously employed by the Company or an affiliate of the Company until the earlier of such dates.

The Agreement requires Mr. Garrett to adhere to non-competition, non-solicitation, non-disparagement, and non-disclosure restrictive covenants to receive payments.

Agreement

A copy of the Agreement, which is filed as Exhibit 10.8 to this Current Report on Form 8-K, is incorporated herein by reference. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement filed herewith.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this report:

Exhibit Number	Description
10.8	Retention Agreement between Total Plastics, Inc. and Thomas L. Garrett

Cautionary Statement on Risks Associated with Forward Looking Statements

Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release.  Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy, and the cost savings and other benefits that we expect to achieve from recently announced corporate initiatives, including facility closures and organizational changes.  These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” "should," or similar expressions.  These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions.  Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including our ability to effectively manage our operational initiatives, the impact of volatility of metals and plastics prices, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, and the impact of our substantial level of indebtedness, as well as those risk factors identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.  All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above.  Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.M. CASTLE & CO.

February 17, 2016	By:	/s/ Marec E. Edgar
Marec E. Edgar
Executive Vice President, General Counsel, Secretary & Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description	Page No.
10.8	Retention Agreement between Total Plastics, Inc. and Thomas L. Garrett	EX-1-

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